EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statements on Form S-8 (Nos. 001-35678, 333-195714 and 333-202365) of Fleetmatics Group PLC of our report dated February 26, 2016 relating to the financial statements and effectiveness of internal control over financial reporting, which appears in its Annual Report (Form 10-K) for the year ended December 31, 2015, filed with the Securities and Exchange Commission (No. 001-35678).

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

February 26, 2016